CUSTODIAN CONTRACT
                                     Between
                       THE U.S. FIXED INCOME PORTFOLIO
                                       and
                       STATE STREET BANK AND TRUST COMPANY





























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                                TABLE OF CONTENTS

                                                                            Page

1.       Employment of Custodian and Property to be
         Held By It............................................................1

2.       Duties of the Custodian with Respect to Property
         of the Fund Held by the Custodian in the United States................2

         2.1      Holding Securities...........................................2
         2.2      Delivery of Securities.......................................3
         2.3      Registration of Securities...................................7
         2.4      Bank Accounts................................................8
         2.5      Availability of Federal Funds................................9
         2.6      Collection of Income.........................................9
         2.7      Payment of Fund Monies......................................10
         2.8      Liability for Payment in Advance of Receipt of Securities
                  Purchased...................................................13
         2.9      Appointment of Agents.......................................13
         2.10     Deposit of Fund Assets in Securities System.................14
         2.10A             Fund Assets Held in the Custodian's Direct Paper
                           System.............................................17
         2.11     Segregated Account..........................................18
         2.12     Ownership Certificates for Tax Purposes.....................19
         2.13     Proxies.....................................................20
         2.14     Communications Relating to Fund Securities..................20

3.       Duties of the Custodian with Respect to Property of
         the Fund Held Outside of the United States...........................21

         3.1      Appointment of Foreign Sub-Custodians.......................21
         3.2      Assets to be Held...........................................21
         3.3      Foreign Securities Depositories.............................22
         3.4      Agreements with Foreign Banking Institutions................22
         3.5      Access of Independent Accountants of the Fund...............23
         3.6      Reports by Custodian........................................23
         3.7      Transactions in Foreign Custody Account.....................24
         3.8      Liability of Foreign Sub-Custodians.........................25
         3.9      Liability of Custodian......................................25
         3.10     Reimbursement for Advances..................................26
         3.11     Monitoring Responsibilities.................................27
         3.13     Branches of U.S. Banks......................................28
         3.13     Tax Law.....................................................28

4.       Payments for Sales or Repurchase or Redemptions of Shares of
         the Fund.............................................................29

5.       Proper Instructions..................................................30




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                           TABLE OF CONTENTS continued

                                                                            Page

6.       Actions Permitted Without Express Authority..........................31

7.       Evidence of Authority................................................32

8.       Duties of Custodian with Respect to the Books of Account and
         Calculation of Net Asset Value and Net Income........................32

9.       Records..............................................................33

10.      Opinion of Fund's Independent Accountants............................34

11.      Reports to Fund by Independent Public Accountants....................34

12.      Compensation of Custodian............................................35

13.      Responsibility of Custodian..........................................35

14.      Effective Period, Termination and Amendment..........................37

15.      Successor Custodian..................................................39

16.      Interpretive and Additional Provisions...............................41

17.      Massachusetts Law to Apply...........................................41

18.      Prior Contracts......................................................41

19.      Shareholder Communications Election..................................41

20.      Limitation of Liability..............................................42




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                               CUSTODIAN CONTRACT

         This  Contract  between The U.S. Fixed Income Portfolio, a business trust organized and existing under the laws of the State of New York, having its principal  place  of  business  at  P.O.  Box 268 Elizabethan Square, 2nd Floor,

George Town, Grand Cayman, BWI, hereinafter called the "Fund", and State  Street

Bank and Trust  Company, a Massachusetts  trust  company,  having its  principal

place of  business at  225 Franklin  Street,   Boston,   Massachusetts,   02110,

hereinafter  called  the "Custodian",

         WITNESSETH, in  consideration  of  the  mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.                Employment of Custodian and Property to be Held by It

                  The Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund

                  desires to be held in places within the United States

                  ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash of the Fund,

                  and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash

                  consideration received by it for such new or treasury shares of beneficial interest of the Fund ("Shares") as may be issued or sold from time to time. The


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         Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

                  Upon receipt of "Proper  Instructions"  (within the meaning of

         Article 5), the  Custodian  shall on behalf of the  applicable  Fund(s)

         from time to time  employ  one or more  sub-custodians,  located in the

         United  States but only in accordance  with an  applicable  vote by the

         Board of Trustees of the Fund and  provided  that the  Custodian  shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any  sub-custodian  so employed than any such sub-custodian has to the Custodian.

         The   Custodian  may employ as  sub-custodian  for the  Fund's  foreign

         securities   foreign  banking   institutions  and  foreign   securities

         depositories  designated  in  Schedule A hereto but only in  accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to  Property of the Fund  Held  By the Custodian in the United States

2.1      Holding Securities.  The Custodian shall hold and physically  segregate for the account of the Fund all non-cash property, to be held by  it in the United States including all domestic securities  owned by the Fund,

         other  than (a)  securities  which  are  maintained pursuant to Section

         2.10  in  a  clearing  agency  which  acts  as a securities  depository or in a book-entry system  authorized  by  the  U.S.  Department of the

         Treasury, collectively


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         referred to herein as "Securities  System" and (b) commercial  paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or  maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

2.2      Deliveries of Securities.  The Custodian shall release and deliver domestic  securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's

         Direct  Paper book entry  system  account  ("Direct  Paper  System

         Account") only upon receipt of Proper  Instructions from the Fund,

         which may be continuing  instructions  when deemed  appropriate by the parties, and only in the following cases:

                      1)       Upon sale of such securities  for the  account of

                               the Fund and  receipt of payment therefor;

                      2)       Upon the receipt  of  payment in  connection with

                               any   repurchase   agreement   related   to  such

                               securities entered into by the Fund;

                      3)       In  the   case   of  a  sale   effected through a

                               Securities   System,   in   accordance  with  the

                               provisions of Section 2.10 hereof;

                      4)       To  the  depository   agent  in  connection  with

                tender or other similar offers for securities of

                               the Fund;

                      5)       To  the  issuer  thereof  or its agent  when such

                               securities  are  called,  redeemed, retired or


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                 otherwise become payable; provided that, in any

                such case, the cash or other consideration is to

                               be delivered to the Custodian;

                      6)       To the issuer thereof, or its agent, for transfer

                into the name of the Fund or into the name of any

                nominee or nominees of the Custodian or into the

                   name or nominee name of any agent appointed

                   pursuant to Section 2.9 or into the name or

                               nominee  name  of  any  sub-custodian   appointed

                  pursuant to Article 1; or for exchange for a

                different number of bonds, certificates or other

                  evidence representing the same aggregate face

                amount or number of units; provided that, in any

                such case, the new securities are to be delivered

                               to the Custodian;

                      7)       Upon the sale of such  securities for the account

                of the Fund, to the broker or its clearing agent,

                against a receipt, for examination in accordance

                 with "street delivery" custom; provided that in

                   any such case, the Custodian shall have no

                responsibility or liability for any loss arising

                  from the delivery of such securities prior to

                 receiving payment for such securities except as

                may arise from the Custodian's own negligence or

                               willful misconduct;

                      8)       For exchange or conversion pursuant to any plan

                               of


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                               merger,     consolidation,      recapitalization,

                reorganization or readjustment of the securities

                of the issuer of such securities, or pursuant to

                               provisions  for  conversion   contained  in  such

                securities, or pursuant to any deposit agreement;

                               provided   that,  in  any  such  case,   the  new

                securities and cash, if any, are to be delivered

                               to the Custodian;

                      9)       In  the  case  of  warrants,  rights  or  similar

                securities, the surrender thereof in the exercise

                of such warrants, rights or similar securities or

                 the surrender of interim receipts or temporary

                 securities for definitive securities; provided

                 that, in any such case, the new securities and

                               cash,   if  any,  are  to  be  delivered  to  the

                               Custodian;

                      10)      For  delivery  in  connection  with any  loans of

                  securities made by the Fund, but only against

                  receipt of adequate collateral as agreed upon

                 from time to time by the Custodian and the Fund

                 on behalf of the Portfolio, which may be in the

                form of cash or obligations issued by the United

                               States     government,     its     agencies    or

                instrumentalities, except that in connection with

                any loans for which collateral is to be credited

                  to the Custodian's account in the book-entry

                               system authorized by the


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                 U.S. Department of the Treasury, the Custodian

                 will not be held liable or responsible for the

                 delivery of securities owned by the Fund prior

                               to the receipt of such collateral;

                      11)      For delivery as security in  connection  with any

                  borrowings by the Fund requiring a pledge of

                 assets by the Fund, but only against receipt of

                               amounts borrowed;

                      12)      For delivery in accordance with the provisions of

                any agreement among the Fund, the Custodian and a

                  broker-dealer registered under the Securities

                 Exchange Act of 1934 (the "Exchange Act") and a

                member of The National Association of Securities

                 Dealers, Inc. ("NASD"), relating to compliance

                               with   the   rules   of  The   Options   Clearing

                               Corporation   and  of  any  registered   national

                               securities   exchange,    or   of   any   similar

                 organization or organizations, regarding escrow

                               or  other   arrangements   in   connection   with

                               transactions by the Fund;

                      13)      For delivery in accordance with the provisions of

                any agreement among the Fund, the Custodian, and

                 a Futures Commission Merchant registered under

                               the   Commodity   Exchange   Act,   relating   to

                               compliance   with  the  rules  of  the  Commodity

                 Futures Trading Commission and/or any Contract

                               Market, or any


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                similar organization or organizations, regarding

                account deposits in connection with transactions

                               by the Fund;

                      14)      Upon  receipt of  instructions  from the transfer

                               agent  ("Transfer   Agent")  for  the  Fund,  for

                delivery to such Transfer Agent or to the holders

                  of shares in connection with distributions in

                 kind, as may be described from time to time in

                the currently effective prospectus and statement

                of additional information of the Fund, related to

                               the  Fund  ("Prospectus"),   in  satisfaction  of

                 requests by holders of Shares for repurchase or

                               redemption; and

                      15)      For any other proper corporate purpose,  but only

                               upon   receipt   of,   in   addition   to  Proper

                Instructions from the Fund, a certified copy of a

                  resolution of the Board of Trustees or of the

                 Executive Committee signed by an officer of the

                               Fund  and   certified  by  the  Secretary  or  an

                Assistant Secretary, specifying the securities of

                   the Fund to be delivered, setting forth the

                 purpose for which such delivery is to be made,

                 declaring such purpose to be a proper corporate

                purpose, and naming the person or persons to whom

                               delivery of such securities shall be made.

2.3      Registration of Securities. Domestic securities  held by


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         the  Custodian  (other  than bearer  securities)  shall be registered  in the  name of the Fund or in the name of any nominee  of the Fund or of any  nominee  of the  Custodian which nominee shall be assigned  exclusively  to the Fund,

         unless the Fund has authorized in writing the  appointment of a nominee to be used in common  with  other  registered investment companies having the same investment adviser as the  Fund,  or in the name or  nominee  name of any  agent appointed  pursuant  to  Section  2.9  or in the  name  or nominee name of any  sub-custodian  appointed  pursuant to

         Article 1. All securities  accepted by the Custodian under the terms of this  Contract  shall be in "street  name" or other good delivery  form. If,  however,  the Fund directs the Custodian to maintain securities in "street name", the

         Custodian  shall  utilize its best  efforts only to timely collect  income  due the  Fund on such  securities  and to notify the Fund on a best  efforts  basis only of relevant corporate actions including, without limitation,  pendency of calls, maturities, tender or exchange offers.

2.4      Bank  Accounts.  The  Custodian  shall open and maintain a separate  bank account or accounts in the United States in the name of the  Fund,  subject  only to draft or order by the  Custodian  acting  pursuant  to  the  terms  of  this

         Contract,  and shall  hold in such  account  or  accounts,

         subject to the provisions  hereof, all cash received by it from or for the  account  of the  Fund,  other  than  cash maintained by the Fund


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         in a bank account  established and used in accordance with

         Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking  Department  of the

         Custodian or in such other banks or trust  companies as it

         may  in  its  discretion   deem  necessary  or  desirable;

         provided,  however,  that every such bank or trust company shall  be  qualified  to  act  as a  custodian  under  the

         Investment  Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or  trust  company  shall  be  approved  by vote of a majority of the Board of Trustees of the Fund.  Such funds shall be  deposited  by the  Custodian  in its capacity as

         Custodian and shall be  withdrawable by the Custodian only in that capacity.

2.5     Availability  of  Federal  Funds.  Upon  mutual  agreement between the Fund and the Custodian,  the Custodian  shall,

        upon the  receipt  of Proper  Instructions  from the Fund,

        make federal funds  available to such Fund as of specified times  agreed  upon  from time to time by the Fund and the

        Custodian in the amount of checks  received in payment for

        Shares of such Fund  which are  deposited  into the Fund's account.

2.6     Collection of Income. Subject to the provisions of Section

        2.3,  the  Custodian  shall  collect on a timely basis all income  and other  payments  with  respect  to  registered domestic securities held hereunder to which the Fund shall


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         be   entitled   either  by  law  or  pursuant to custom in

         the  securities  business,  and shall  collect on a timely basis all income and other payments with respect to bearer domestic  securities  if,  on the date of  payment  by the issuer,  such  securities are held by the Custodian or its agent thereof and shall credit such income,  as collected,

         to such Fund's  custodian  account.  Without  limiting the generality of the  foregoing,  the Custodian  shall detach and present for payment all coupons and other income items requiring  presentation  as and when they  become  due and

         shall  collect   interest  when  due  on  securities  held

         hereunder.  Income  due  the  Fund  on  securities  loaned pursuant  to the  provisions  of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such  information  or data as may be  necessary  to  assist  the Fund in  arranging  for the timely  delivery to the  Custodian  of the income to which the Fund is properly entitled.

2.7     Payment   of   Fund   Monies.   Upon   receipt  of  Proper

        Instructions   from  the  Fund,  which  may  be continuing

        instructions when deemed  appropriate by the parties,  the

        Custodian  shall  pay  out  monies  of  the  Fund  in  the following cases only:

                          1)  Upon the purchase of domestic securities, options,

                options, futures contracts or options on futures

                              contracts


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                for the account of the Fund but only (a) against

                 the delivery of such securities or evidence of

                   title to such options, futures contracts or

                options on futures contracts to the Custodian (or

                  any bank, banking firm or trust company doing

                business in the United States or abroad which is

                  qualified under the Investment Company Act of

                 1940, as amended, to act as a custodian and has

                been designated by the Custodian as its agent for

                this purpose) registered in the name of the Fund

                  or in the name of a nominee of the Custodian

                 referred to in Section 2.3 hereof or in proper

                form for transfer; (b) in the case of a purchase

                               effected   through  a   Securities   System,   in

                   accordance with the conditions set forth in

                    Section 2.10 hereof; (c) in the case of a

                 purchase involving the Direct Paper System, in

                   accordance with the conditions set forth in

                  Section 2.10A; (d) in the case of repurchase

                agreements entered into between the Fund and the

                 Custodian, or another bank, or a broker-dealer

                 which is a member of NASD, (i) against delivery

                 of the securities either in certificate form or

                               through  an  entry   crediting  the   Custodian's

                  account at the Federal Reserve Bank with such

                               securities  or  (ii)  against   delivery  of  the

                               receipt evidencing purchase by the


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                 Fund of securities owned by the Custodian along

                  with written evidence of the agreement by the

                Custodian to repurchase such securities from the

                Fund or(e)for transfer to a time deposit account

                  of the Fund in any bank, whether domestic or

                 foreign; such transfer may be effected prior to

                 receipt of a confirmation from a broker and/or

                               the   applicable    bank   pursuant   to   Proper

                Instructions from the Fund as defined in Article

                               5;

                      2)       In  connection  with   conversion,   exchange  or

                surrender of securities owned by the Fund as set

                               forth in Section 2.2 hereof;

                      3)       For  the   redemption  or  repurchase  of  Shares

                  issued by the Fund as set forth in Article 4

                               hereof;

                      4)       From an  account  of the Fund  located outside of

                the United States, for the payment of any expense

                or liability incurred by the Fund, including but

                  not limited to the following payments for the

                account of the Fund: interest, taxes, management,

                 accounting, transfer agent and legal fees, and

                  operating expenses of the Fund whether or not

                               such  expenses  are  to  be  in  whole  or   part

                               capitalized or treated as deferred expenses;

                      5)       From an  account  of the Fund  located outside of

                               the  United  States,  for  the  payment  of   any

                               dividends on

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                               Shares    of    the    Fund    declared  pursuant

                               to the governing documents of the Fund;

                      6)       For  payment  of the amount of dividends received

                               in respect of securities sold short;

                      7)       For any  other  proper  purpose,  but  only  upon

                 receipt of, in addition to Proper Instructions

                 from the Fund, a certified copy of a resolution

                  of the Board of Trustees or of the Executive

                Committee of the Fund signed by an officer of the

                               Fund  and   certified  by  its  Secretary  or  an

                  Assistant Secretary, specifying the amount of

                such payment, setting forth the purpose for which

                   such payment is to be made, declaring such

                 purpose to be a proper purpose, and naming the

                 person or persons to whom such payment is to be

                               made.

2.8      Liability   for  Payment  in  Advance  of  Receipt  of  Securities

         Purchased.   Except  as  specifically  stated  otherwise  in  this

         Contract,  in any and every case where  payment  for  purchase  of domestic  securities  for  the  account  of a Fund  is made by the

         Custodian in advance of receipt of the securities purchased in the absence of specific written  instructions  from the Fund so pay in advance,  the Custodian shall be absolutely liable to the Fund for such  securities to the same extent as if the  securities had been received by the Custodian.

2.9      Appointment   of   Agents.   The   Custodian    may    at any time


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         or times in  its  discretion  appoint (and may at any time remove)

         any other bank or trust company  which  is  itself qualified under the  Investment Company  Act of  1940,  as  amended,  to  act as a

         custodian,    as    its   agent    to    carry    out    such   of

         the provisions of this Article 2 as the Custodian may from time to time direct; provided,  however, that the appointment of any agent shall  not  relieve  the  Custodian  of  its  responsibilities  or liabilities hereunder.

2.10     Deposit of Fund Assets in  Securities  Systems.  The Custodian may

         deposit and/or maintain securities owned by the Fund in a clearing agency  registered  with the  Securities  and Exchange  Commission under Section 17A of the  Securities  Exchange Act of 1934,  which acts  as a  securities  depository,  or in the  book-entry  system authorized  by the U.S.  Department  of the  Treasury  and certain federal agencies,  collectively  referred to herein as "Securities

         System" in accordance  with  applicable  Federal Reserve Board and

         Securities and Exchange Commission rules and regulations,  if any,

         and subject to the following provisions:

                1) The Custodian may keep securities of the Fund

                               in  a  Securities   System   provided  that  such

                               securities


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                               are      represented      in      an      account

                 ("Account") of the Custodian in the Securities

                System which shall not include any assets of the

                Custodian other than assets held as a fiduciary,

                               custodian or otherwise for customers;

                      2)       The  records  of the  Custodian  with  respect to

                securities of the Fund which are maintained in a

                 Securities System shall identify by book-entry

                               those  securities  belonging to the Fund;

                         3) The Custodian shall pay for securities purchased for

                   the account of the Fund upon (i) receipt of

                   advice from the Securities System that such

                securities have been transferred to the Account,

                and (ii) the making of an entry on the records of

                               the   Custodian   to  reflect  such  payment  and

                               transfer  for  the  account  of  the  Fund.   The

                Custodian shall transfer securities sold for the

                 account of the Fund upon (i) receipt of advice

                from the Securities System that payment for such

                 securities has been transferred to the Account,

                and (ii) the making of an entry on the records of

                               the   Custodian  to  reflect  such  transfer  and

                 payment for the account of the Fund. Copies of

                               all  advices  from  the   Securities   System  of

                 transfers of securities for the account of the

                 Fund shall identify the Fund, be maintained for

                               the Fund by the Custodian


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                               and        be        provided        to       the

                Fund at its request. Upon request, the Custodian

                  shall furnish the Fund on behalf of the Fund

                  confirmation of each transfer to or from the

                  account of the Fund in the form of a written

                advice or notice and shall furnish to the Fund on

                 behalf of the Fund copies of daily transaction

                sheets reflecting each day's transactions in the

                               Securities  System for the account of the Fund;

                      4)       The  Custodian  shall  provide  the Fund with any

                               report   obtained   by   the   Custodian  on  the

                 Securities System's accounting system, internal

                               accounting    control    and    procedures    for

                               safeguarding   securities   deposited   in    the

                               Securities System;

                      5)       The  Custodian  shall have received from the Fund

                 initial or annual certificate, as the case may

                               be, required by Article 14 hereof;

                      6)       Anything  to  the   contrary  in  this   Contract

                notwithstanding, the Custodian shall be liable to

                   the Fund for any loss or damage to the Fund

                 resulting from use of the Securities System by

                               reason   of  any   negligence,   misfeasance   or

                misconduct of the Custodian or any of its agents

                   or of any of its or their employees or from

                  failure of the Custodian or any such agent to

                 enforce effectively such rights as it may have


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                against the Securities System; at the election of

                 the Fund, it shall be entitled to be subrogated

                 to the rights of the Custodian with respect to

                 any claim against the Securities System or any

                 other person which the Custodian may have as a

                consequence of any such loss or damage if and to

                the extent that the Fund has not been made whole

                               for any such loss or damage.

2.10A    Fund  Assets  Held in the  Custodian's  Direct  Paper  System  The

         Custodian may deposit and/or maintain securities owned by the Fund in the  Direct  Paper  System  of  the  Custodian  subject  to the following provisions:

                      1)       No   transaction  relating  to  securities in the

                   Direct Paper System will be effected in the

                  absence of Proper Instructions from the Fund;

                      2)       The Custodian may keep  securities of the Fund in

                 the Direct Paper System only if such securities

                are represented in an account ("Account") of the

                Custodian in the Direct Paper System which shall

                  not include any assets of the Custodian other

                  than assets held as a fiduciary, custodian or

                               otherwise for customers;

                      3)       The  records  of the  Custodian  with  respect to

                 securities of the Fund which are maintained in

                 the Direct Paper System shall identify by book-

                               entry


                                       17



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



                               those   securities   belonging   to   the   Fund;

                      4)       The Custodian shall pay for securities  purchased

                for the account of the Fund upon the making of an

                entry on the records of the Custodian to reflect

                 such payment and transfer of securities to the

                account of the Fund. The Custodian shall transfer

                  the making of an entry on the records of the

                               Custodian    to   reflect   such   transfer   and

                               receipt of payment for the account of the Fund;

                      5)       The Custodian shall furnish the Fund confirmation

                 of each transfer to or from the account of the

                Fund, in the form of a written advice or notice,

                               of  Direct   Paper  on  the  next   business  day

                following such transfer and shall furnish to the

                               Fund   copies   of   daily   transaction   sheets

                               reflecting   each   day's   transaction   in  the

                               Securities System for the account of the Fund;

                      6)       The Custodian shall provide the Fund on behalf of

                    the Fund with any report on its system of

                   internal accounting control as the Fund may

                               reasonably request from time to time.

2.11     Segregated  Account.  The  Custodian  shall upon receipt of Proper

         Instructions  from the Fund  establish  and  maintain a segregated account  or  accounts  for and on behalf of the Fund,  into  which account or accounts  may be  transferred


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



         cash and / or securities, including securities  maintained  in  an account  by  the Custodian pursuant to Section 2.10 hereof, (i) in accordance  with  the  provisions of any agreement among the Fund,

         the Custodian and a broker-dealer  registered  under the  Exchange

         Act and a member of the NASD (or  any futures commission  merchant

         registered  under  the  Commodity  Exchange  Act),  relating    to

         compliance with the rules of The Options Clearing Corporation  and of any registered national  securities  exchange (or the Commodity

         Futures Trading

         Commission or any registered  contract market),  or of any similar

         organization   or   organizations,   regarding   escrow  or  other

         arrangements in connection with transactions by the Fund, (ii) for

         purposes  of   segregating   cash  or  government   securities  in

         connection with options purchased,  sold or written by the Fund or commodity  futures  contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the  procedures  required  by  Investment  Company Act Release No.

         10666, or any subsequent release or releases of the Securities and

         Exchange  Commission  relating to the  maintenance  of  segregated accounts by  registered  investment  companies  and (iv) for other proper corporate  purposes,  but only, in the case of clause (iv),

         upon receipt of, in addition to Proper Instructions from the Fund,

         a certified  copy of a  resolution  of the Board of Trustees or of the  Executive  Committee  signed  by an  officer  of the Fund and


                                       19



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



         certified  by the  Secretary or an  Assistant  Secretary,  setting forth the  purpose or  purposes  of such  segregated  account  and declaring such purposes to be proper corporate purposes.

2.12     Ownership   Certificates   for   Tax   Purposes.    The  Custodian

         shall execute ownership and other  certificates and affidavits for all federal and state tax purposes in  connection  with receipt of income or other  payments  with respect to domestic  securities of

         the  Fund  held  by  it  and  in  connection   with  transfers  of

         securities.

2.13     Proxies.  The  Custodian  shall,  with  respect  to  the  domestic securities  held hereunder,  cause to be promptly  executed by the registered  holder  of  such  securities,  if the  securities  are registered  otherwise than in the name of the Fund or a nominee of the Fund, all proxies,  without  indication of the manner in which such proxies are to be voted,  and shall  promptly  deliver to the

         Fund such proxies,  all proxy soliciting materials and all notices relating to such securities.

2.14     Communications  Relating  to  Fund  Securities.   Subject  to  the

         provisions of Section 2.3, the Custodian  shall transmit  promptly

         to  the  Fund  all   written   information   (including,   without

         limitation,   pendency  of  calls  and   maturities   of  domestic

         securities and  expirations of rights in connection


                                       20



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



         therewith and notices of exercise of call and put options  written by the Fund and the  maturity of futures  contracts  purchased  or sold by the Fund)  received by the  Custodian  from issuers of the securities being  held for the Fund.  With  respect  to  tender or exchange offers,  the  Custodian  shall  transmit  promptly to the

         Fund all  written  information  received  by  the  Custodian  from

         issuers                of                the            securities

         whose   tender  or  exchange   is  sought   and  from  the   party

         (or his agents) making the tender or exchange  offer.  If the Fund desires to take action with respect to any tender offer,  exchange offer or any other similar transaction,  the Fund shall notify the

         Custodian at least three  business days prior to the date on which the Custodian is to take such action.

3.       Duties of the Custodian with Respect to Property of the Fund  Held

         Outside of the United States.

3.1      Appointment    of    Foreign     Sub-Custodians.  The  Fund hereby

         authorizes    and     instructs     the        Custodian        to

         employ  as  sub-custodians  for the  Fund's  securities  and other assets  maintained  outside the United States the foreign  banking institutions  and foreign  securities  depositories  designated on

         Schedule  A hereto  ("foreign  sub-custodians").  Upon  receipt of

         "Proper  Instructions",  as defined in Section 5 of this Contract,

         together  with a  certified  resolution  of the  Fund's  Board  of

         Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to


                                       21



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



         designate           additional           foreign           banking

         institutions  and  foreign  securities   depositories  to  act  as

         sub-custodian.  Upon receipt of Proper Instructions,  the Fund may instruct the Custodian to cease the  employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2      Assets      to      be     Held.    The  Custodian shall limit the

         securities  and other  assets  maintained  in the  custody  of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of

         1940,  and (b) cash and cash  equivalents  in such  amounts as the

         Custodian or the Fund may determine to be reasonably  necessary to effect the Fund's foreign securities  transactions.  The Custodian shall  identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3      Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Funds shall  be  maintained  in  foreign  securities  depositories  only

         through   arrangements   implemented   by  the   foreign   banking

         institutions  serving  as  sub-custodians  pursuant  to the  terms hereof. Where possible, such arrangements shall include entry into agreements  containing  the  provisions  set forth in Section  3.4 hereof.


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



3.4      Agreements with Foreign Banking Institutions.  Each agreement with a foreign banking  institution  shall be substantially in the form set forth in  Exhibit 1 hereto  and shall  provide  that:  (a) the assets  of the Fund  will not be  subject  to any  right,  charge,

         security  interest,  lien or  claim  of any  kind in  favor of the foreign  banking  institution  or its creditors or agent, except a

         claim of  payment  for  their  safe  custody  or   administration;

         (b) beneficial ownership for the assets of the Fund will be freely transferable without the payment of money or value other  than for custody or administration; (c) adequate records will be maintained identifying  the assets as belonging to the Fund;  (d) officers of

         or  auditors  employed  by,  or  other   representatives   of  the

         Custodian,  including to the extent permitted under applicable law the  independent  public  accountants  for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions  under its agreement  with the  Custodian;

         and (e) assets of the Fund held by the foreign  sub-custodian will be  subject  only  to the  instructions  of the  Custodian  or its agents.

3.5      Access of Independent Accountants of the Fund. Upon request of the

         Fund,  the Custodian  will use its best efforts to arrange for the independent  accountants of the Fund to be afforded  access to the books and records of any foreign banking institution employed as a foreign

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



         sub - custodian  insofar  as  such  books  and  records  relate to the  performance  of such foreign  banking  institution  under its agreement with the Custodian.

3.6      Reports by Custodian.  The Custodian  will supply to the Fund from time  to  time,  as mutually agreed upon, statements in respect of the  securities  and other  assets of the Fund(s)  held by foreign sub-custodians, including but not limited to an  identification of

         entities          having          possession          of       the

         Fund's securities and other assets and advices or notifications of any  transfers of  securities  to or from each  custodial  account maintained by a foreign  banking  institution for the Custodian on behalf of the Fund indicating,  as to securities  acquired for the

         Fund,  the identity of the entity  having  physical  possession of such securities.

3.7      Transactions in Foreign Custody Account

        (a) Except as otherwise  provided in paragraph (b) of this Section

         3.7, the provision of Sections 2.2 and 2.7 of this Contract  shall apply, mutatis mutandis to the foreign securities of the Fund held

         outside  the  United   States  by  foreign   sub-custodians.

         (b) Notwithstanding any provision of this Contract to the contrary,

         settlement and payment for securities  received for the account of the Fund and delivery of securities  maintained for the account of

         Fund may be effected in accordance with the customary  established securities

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



         trading      or     securities     processing     practices    and

         procedures in the  jurisdiction or market in which the transaction occurs,  including,  without limitation,  delivering securities to the  purchaser  thereof or to a dealer  therefor  (or an agent for such purchaser or dealer)  against a receipt with the  expectation of receiving later payment for such securities from such purchaser or dealer.

         (c)   Securities   maintained   in  the   custody   of  a  foreign

         sub-custodian  may be  maintained  in the  name of  such  entity's nominee  to the same  extent as set forth in  Section  2.3 of this

         Contract,  and the Fund agrees to hold any such  nominee  harmless from any liability as a holder of record of such securities.

3.8      Liability of Foreign  Sub-Custodians.  Each agreement  pursuant to which the Custodian  employs a foreign  banking  institution  as a foreign  sub-custodian  shall require the  institution to exercise reasonable care in the performance of its duties and to indemnify,

         and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense,  liability or claim arising out of or

         in  connection   with  the   institution's   performance  of  such

         obligations.  At the election of the Fund, it shall be entitled to be subrogated  to the rights of the Custodian  with respect to any claims against a foreign  banking  institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the  extent  that

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



         the   Fund   has   not   been    made    whole    for   any   such

         loss, damage, cost, expense, liability or claim.

3.9      Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to he same extent as set  forth  with  respect  to  sub-custodians  generally  in  this

         Contract and,  regardless of whether  assets are maintained in the

         custody           of           a           foreign         banking

         institution, a foreign securities depository or a branch of a U.S.

         bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage,  cost,  expense,  liability or claim  resulting  from  nationalization,  expropriation,  currency restrictions,  or acts of war or  terrorism  or any loss where the

         sub-custodian   has   otherwise    exercised    reasonable   care.

         Notwithstanding the foregoing provisions of this paragraph 3.9, in delegating  custody  duties  to  State  Street  London  Ltd.,  the

         Custodian shall not be relieved of any  responsibility to the Fund for any  loss  due to such  delegation,  except  such  loss as may result from (a)  political  risk  (including,  but not limited to,

         exchange  control   restrictions,   confiscation,   expropriation,

         nationalization,  insurrection, civil strife or armed hostilities)

         or (b) other losses (excluding a bankruptcy or insolvency of State

         Street  London Ltd. not caused by  political  risk) due to Acts of

         God,  nuclear incident or other losses under  circumstances  where

         the  Custodian  and  State  Street  London  Ltd.  have   exercised

         reasonable care.

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



3.10     Reimbursement for Advances.  If the Fund requires the Custodian to advance cash or securities for any purpose  including the purchase or sale of foreign exchange or of contracts for foreign  exchange,

         or in the event that the  Custodian or its nominee  shall incur or be assessed any taxes, charges, expenses,  assessments,  claims or

         liabilities    in    connection   with    the  performance of this

         Contract,  except such as may arise from its or its  nominee's own negligent action,  negligent failure to act or willful misconduct,

         any property at any time held for the account of the Fund shall be security  therefor and should the Fund fail to repay the Custodian promptly,  the  Custodian  shall be entitled to utilize  available cash and to dispose of the Fund's  assets to the extent  necessary to obtain reimbursement.

3.11     Monitoring Responsibilities.  The Custodian shall furnish annually to the Fund, during the month of June,  information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that  furnished  to the Fund in  connection  with the  initial  approval of this  Contract.  In addition, the Custodian will promptly inform the Fund in the event that the  Custodian  learns of a  material  adverse  change in the financial  condition  of a foreign  sub-custodian  or any material loss  of the  assets  of the  Fund or in the  case of any  foreign sub-custodian  not the  subject  of an  exemptive

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



         order                           from                           the

         Securities  and  Exchange  Commission  is notified by such foreign sub-custodian  that there appears to be a  substantial  likelihood that its  shareholders'  equity will  decline  below $200  million

         (U.S. dollars or the equivalent thereof) or that its shareholders'

         equity has declined  below $200 million (in each case  computed in accordance with generally accepted U.S. accounting principles).

3.12     Branches of U.S. Banks.  (a) Except as otherwise set forth in this

         Contract,  the provisions hereof shall not apply where the custody of the  Fund's  assets  are  maintained  in a foreign  branch of a banking  institution  which  is a "bank"  as  defined  by  Section

         2(a)(5)  of  the  Investment  Company  Act  of  1940  meeting  the qualification  set  forth  in  Section  26(a)  of  said  Act.  The appointment  of  any  such  branch  as a  sub-custodian  shall  be governed by  paragraph 1 of this  Contract.  (b) Cash held for the

         Fund in the United  Kingdom  shall be  maintained  in an  interest bearing  account  established  for the Fund  with the  Custodian's

         London branch,  which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 Tax Law.

         (a) United States Taxes

         The Custodian  shall have no  responsibility  or liability for any

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



         obligations now or hereafter  imposed on the Fund or the Custodian as  custodian  of the Fund by the tax law of the United  States of

         America  or  any  state  or  political  subdivision  thereof.  The

         Custodian will be responsible for informing the Fund of the income received  by the Fund  which is United  States  source  income and which  is  non-United  States  source  income.

         (b)   Claiming  for  Exemption  or  Refunds  under the Tax Laws of

         Non-United States Jurisdictions

         The sole  responsibility  of the Custodian  with regard to the tax laws of non-United States  jurisdictions  shall be to identify the income of the Fund which has been subject to withholding and other

         tax   assessments   or   other   governmental   charges   by  such

         jurisdictions and, on the basis of information  furnished to it by the  Fund  as to the  allocated  amount  of  such  income  that is attributable to each of its investors,  to use reasonable  efforts to assist the Fund or its investors  with respect to any claim for exemption  or refund of such charges that can be made on behalf of such Fund or such investors.

4.       Payments for Sales or  Repurchases  or Redemptions of Interests in

         the Fund. The Custodian shall receive and deposit into the account of the Fund such  payments as are  received  for  interests in the

         Fund issued or sold from time to time by the Fund.  The  Custodian will  provide  notification  to the Fund of any  receipt  by it of payments

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



         for interests in the Fund.

         From such funds as may be  available  for the  purpose but subject to the limitations of the Declaration of Trust and any applicable  votes of the Board of Trustees of the Fund pursuant  thereto,  the Custodian  shall,  upon receipt of instructions  from the Fund,  make funds  available  to an account  designated  by the Fund for payment to holders of interests in  the Fund  who  have  delivered to the Fund a request for redemption or repurchase of their interests.

5.       Proper  Instructions. Proper Instructions as used through-

         out this Contract means a writing  signed or initialled by one  or  more  person  or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of trans-

         action  involved,  including  a  specific statement of the

         purpose  for   which   such   action  is  requested.  Oral

         instructions will be considered Proper Instructions if the

         Custodian reasonably believes them to have been given by a person authorized to give such  instructions  with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. It is  understood and  agreed  that  the  Board  of Directors has authorized

         Morgan  Guaranty  Trust  Company  of  New  York   ("Morgan

         Guaranty"),  as  Advisor  of  the  Fund  pursuant  to   an

         Investment  Advisory  Agreement,  dated as of

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



         May  30,  1990  between  Morgan  Guaranty and the Fund, to

         deliver                  Proper               Instructions

         with      respect      to    all  matters for which Proper

         Instructions  are  required  by  paragraphs 2.2(1) through

         2.2(14),  2.5 , 2.7(1) and 2.7(2), 2.7(6), 2.11(i) through

         2.11(iii)  and  3.7(a).  The  Custodian  may rely upon the certificate of an officer of Morgan Guaranty  with respect to the person or  persons  authorized  on behalf of Morgan

         Guaranty to sign, initial or give Proper  Instructions for

         the     purposes     of     such     paragraphs.      Upon

         receipt of a certificate  of the Secretary or an Assistant

         Secretary as to the authorization by the Board of Trustees of the  Fund  accompanied  by a  detailed  description  of procedures  approved  by the  Board  of  Trustees,  Proper

         Instructions may include communications  effected directly between  electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures  afford  adequate  safeguards for the

         Fund's  assets.  For  purposes  of  this  Section,  Proper

         Instructions  shall include  instructions  received by the

         Custodian  pursuant to any three - party  agreement  which requires a segregated  asset  account in  accordance  with

         Section 2.11.

6.      Actions Permitted without Express Authority. The Custodian may in its discretion,  without express authority from the

        Fund:

                               1)    make  payments  to  itself  or  others  for

                                     minor

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




                                     expenses   of   handling    securities   or

                                     or other similar   items  relating  to  its

                    duties under this Contract, provided that

                   all such payments shall be accounted for to

                                     the Fund;

                               2)    surrender securities in temporary form  for

                                     securities in definitive form;

                               3)    endorse for collection,  in the name of the

                    Fund, checks, drafts end other negotiable

                                     instruments; and

                               4)    in     general,     attend     to    all

                     non-discretionary details in connection

                     with the sale, exchange, substitution,

                      purchase, transfer and other dealings

                     with the securities and property of the

                    Fund except as otherwise directed by the

                                     Board of Trustees of the Fund.

7.       Evidence of Authority.  The  Custodian  shall be protected in acting upon any instructions, notice, request, consent,

         certificate or other instrument or paper believed by it to be genuine and to  have  been properly  executed  by or on behalf of the Fund.  The Custodian  may receive and accept a certified  copy of a vote of the  Board of  Trustees  of the Fund as  conclusive  evidence (a)  of the authority of any person to act in accordance  with such vote  or (b) of any  determination  or  of  any  action  by  the  Board of

         Trustees pursuant to the Declaration of Trust as described in such
                                       32

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



         vote,   and  such  vote  may  be  considered  as  in  full

         force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian  with  Respect to the Books of Account and  Calculation  of Net Income.

         The  Custodian  shall  keep the  books  of  account of the

         Fund.  Until  otherwise directed  by Proper  Instructions,

         the Custodian  shall calculate daily the net income of the

         Fund as  described in Part A of its Registration Statement

         under     the     1940     Act     and      shall   advise

         the Fund daily of the total  amounts  of such net  income,

         including the categorization of such net income by source.

         The calculation of the Fund's net income and it components shall include,  but may not be limited to,  accounting for purchases and sales of portfolio  securities,  calculation of realized and unrealized  gains and losses,  accruals of

         income  on  portfolio   investments,   hub  level  expense

         accruals  and  calculations  of market  value of portfolio

         securities.   The  Custodian   will  transmit   accounting

         information  produced by the  Custodian  to the Fund or an agent  designated  by the Fund in such  format and by such means as the Fund and the  Custodian  shall agree in order that the Fund or such  agent may  calculate  the net asset value and SEC yield of the Fund and the  allocation of its various components to investors in the Fund. The Custodian shall in no event be  responsible  for the  calculation or publication of the net


                                       33


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



         asset value  or  yields  of  the  Fund.   All   accounting

         functions to  be  performed  by  the  Custodian  hereunder shall be performed outside of the United States.

9.       Records.  The  Custodian  shall  with  respect to the Fund create and maintain all records relating to its activities and obligations  under this Contract in such manner as the

         Fund and the  Custodian  may agree from time to time.  All such  records  shall be the property of the Fund and shall at all times  during  the  regular  business  hours of the

         Custodian  be  open  for  inspection  by  duly  authorized officers,  employees  or agents of the Fund and  employees and agents of the Securities and Exchange Commission.  The

         Custodian  shall, at the Fund's  request,  supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the

         Fund and for such  compensation  as shall be  agreed  upon between the Fund and the  Custodian,  include  certificate numbers in such tabulations.

10.     Opinion of Fund's  Independent  Accountant.  The Custodian

        shall  take all  reasonable  action,  as the Fund may from time to time request, to assist the Fund in obtaining from

        year  to  year   favorable   opinions   from  the   Fund's

        independent  accountants  with  respect to its  activities hereunder in connection with the preparation of the Fund's

        Form N-1A, and Form N-SAR or other periodic reports to the

        Securities


                                       34



I:\dsfndlgl\usfi\port\amend6.txt
         and  Exchange  Commission  and  with  respect to any other requirements  of such Commission; provided, that the books and  records  of  the Fund shall be audited outside of the

         United States.

11.      Reports to Fund by  Independent  Public  Accountants.  The

         Custodian  shall  provide  the Fund,  at such times as the

         Fund may reasonably  require,  with reports by independent public  accountants  on the  accounting  system,  internal

         accounting   control  and  procedures   for   safeguarding

         securities,  futures  contracts  and  options  on  futures

         contracts,    including    securities   deposited   and/or

         maintained  in  a  Securities  System,   relating  to  the

         services  provided by the Custodian  under this  Contract;

         such  reports,   shall  be  of  sufficient  scope  and  in

         sufficient     detail,     as     may     reasonably    be

         required by the Fund to provide reasonable  assurance that any  material  inadequacies  would  be  disclosed  by such examination,  and, if there are no such inadequacies,  the reports shall so state.

12.      Compensation of Custodian. The Custodian shall be entitled to reasonable  compensation  for its services and expenses as  Custodian,  as agreed upon from  time  to time between the Fund and the Custodian.

13.      Responsibility of Custodian.  So long as and to the extent that  it  is  in  the  exercise  of  reasonable  care, the

         Custodian   shall   not  be  responsible  for  the  title,

         validity  or  genuineness  of  any  property  or  evidence of  title  thereto

I:\dsfndlgl\usfi\port\amend6.txt
         received      by      it      or      delivered    by   it

         pursuant to this  Contract  and shall be held  harmless in acting  upon any notice,  request, consent, certificate or other instrument  reasonably  believed by it to be genuine and to be signed by the proper party or parties, including any futures  commission  merchant  acting  pursuant to the terms of a three-party  futures or options agreement.  The

         Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall  be without liability  to the Fund for any action  taken  or  omitted  by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters,  and  shall be without liability for  any  action  reasonably  taken or omitted pursuant to such advice.

         The  Custodian  shall  be  liable  for  the acts or omissions of a foreign banking  institution  appointed pursuant to the provisions of  Article 3 to the same  extent as set forth in Article 1 hereof with  respect  to  sub-custodians  located  in the  United  States

         (except as specifically  provided in Article 3.9) and,  regardless of  whether  assets  are  maintained  in the  custody of a foreign banking institution,  a foreign securities  depository or a branch of a U.S.  bank as  contemplated  by paragraph  3.12  hereof,  the

         Custodian shall not be liable for any loss, damage, cost, expense,


                                       36



I:\dsfndlgl\usfi\port\amend6.txt
         liability or claim  resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or  cash of the  Fund  in a  foreign  country  including,  but not limited to, losses resulting from nationalization,  expropriation,

         currency  restrictions,  or acts of war or terrorism.  If the Fund requires  the  Custodian  to  take  any  action  with  respect  to securities,  which  action  involves the payment of money or which action  may,  in the  opinion  of  the  Custodian,  result  in the

         Custodian  or its  nominee  assigned to the Fund or the Fund being liable for the  payment of money or  incurring  liability  of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action,  shall provide  indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian,  its affiliates,  subsidiaries

         or  agents,   to  advance  cash  or  securities  for  any  purpose

         (including  but not  limited to  securities  settlements,  foreign exchange contracts and assumed  settlement) for the benefit of the

         Fund  including  the  purchase  or sale of foreign  exchange or of contracts for foreign  exchange or in the event that the Custodian or its  nominee  shall incur or be  assessed  any taxes,  charges,

         expenses,  assessments,  claims or liabilities in connection  with the  performance of this  Contract,  except such as may arise from its or its nominee's own negligent  action,


                                       37



I:\dsfndlgl\usfi\port\amend6.txt
              negligent                     failure                           to

              act or willful  misconduct,  any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay  the  Custodian  promptly,  the  Custodian  shall be entitled  to utilize  available  cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

     14.      Effective Period,  Termination and Amendment.  This Contract shall become effective as of its execution, shall continue in full force and  effect  until  terminated  as  hereinafter  provided,  may be amended at any time by mutual  agreement of the parties hereto and may be  terminated  by either  party by an  instrument  in writing delivered  or mailed,  postage  prepaid to the other  party,  such

              termination           to                      take          effect

              not sooner than  thirty (30) days after the date of such  delivery or mailing;  provided,  however that the Custodian  shall not with respect to the Fund act under  Section  2.10 hereof in the absence of  receipt  of an  initial  certificate  of the  Secretary  or an

              Assistant  Secretary  that the Board of  Trustees  of the Fund has approved the initial use of a particular Securities System by such

              Fund and the receipt of an annual  certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Fund of such  Securities  System,  as required in each case by Rule 17f-4 under the  Investment  Company Act of 1940,  as amended and that the  Custodian  shall not with


                                       38



I:\dsfndlgl\usfi\port\amend6.txt
              respect            to                         a               Fund

              act under  Section  2.10A  hereof in the  absence of receipt of an initial  certificate  of the  Secretary or an Assistant  Secretary that the Board of  Trustees  has  approved  the initial use of the

              Direct  Paper  System  by such Fund and the  receipt  of an annual certificate  of the Secretary or an Assistant  Secretary  that the

              Board of Trustees  has reviewed the use by such Fund of the Direct

              Paper System;  provided further,  however, that the Fund shall not

              amend  or  terminate  this  Contract  in   contravention   of  any

              applicable federal or state  regulations,  or any provision of the

              Declaration of Trust, and further  provided,  that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust  company  for the  Custodian  by  giving  notice  as described above to the Custodian,  or (ii)  immediately  terminate this Contract in the event of the  appointment of a conservator or receiver for the Custodian by the  Comptroller  of the Currency or

              upon  the  happening  of a  like  event  at  the  direction  of an appropriate regulatory agency or court of competent  jurisdiction.

              Upon  termination  of the  Contract,  the  Fund  shall  pay to the

              Custodian such  compensation  as may be due as of the date of such termination  and shall  likewise  reimburse  the Custodian for its costs, expenses and disbursements.

     15.      Successor Custodian. If a successor custodian  for the Fund  shall be  appointed  by the Board of Trustees of the Fund,


                                       39




I:\dsfndlgl\usfi\port\amend6.txt
              the Custodian

              shall, upon termination,  deliver  to such successor  custodian at the office of the Custodian,  duly endorsed  and  in  the form for transfer, all securities of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System.

              If no such successor custodian shall be appointed, the   Custodian

              shall, in  like manner, upon receipt of a certified copy of a vote of the Board of  Trustees  of the Fund,  deliver at the office  of the  Custodian  and  transfer  such  securities,  funds  and other properties in accordance  with such vote.

              In  the  event  that  no  written  order  designating a  successor

              custodian     or     certified     copy    of    a    vote  of the

              Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the  Custodian  shall have the right to deliver to a bank or trust company,  which is a "bank" as defined in the  Investment  Company

              Act of 1940, doing business in Boston,  Massachusetts,  of its own selection,  having an aggregate  capital,  surplus,  and undivided profits,  as shown by its last published  report, of not less than

              $50,000,000,  all securities,  funds and other  properties held by the  Custodian on behalf of the Fund and all  instruments  held by the Custodian  relative  thereto and all other property held by it under this  Contract  on behalf


                                       40



I:\dsfndlgl\usfi\port\amend6.txt
              of     the     Fund     and     to      transfer     to         an

              account of such  successor  custodian all of the securities of the

              Fund held in any Securities System. Thereafter, such bank or trust company  shall  be the  successor  of  the  Custodian  under  this

              Contract.

                  In the event  that  securities,  funds  and  other  properties remain  in the  possession  of the  Custodian  after  the  date of termination  hereof  owing to failure  of the Fund to procure  the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian,  the Custodian shall be entitled to fair  compensation  for its services  during such period as the

              Custodian retains  possession of such securities,  funds and other properties  and the  provisions of this  Contract  relating to the duties  and  obligations  of  the Custodian  shall  remain in full force and effect.

     16.      Interpretive  and  Additional Provisions.  In connection  with the operation of this Contract,  the Custodian and the Fund,  may from time to  time  agree  on  such  provisions  interpretive of  or in addition to the provisions  of this Contract as may in their joint opinion be  consistent  with the general  tenor  of this Contract.

              Any  such  interpretive  or  additional  provisions  shall be in a writing  signed  by  both  parties  and  shall be annexed  hereto,

              provided that no such interpretive or additional provisions  shall contravene  any  applicable  federal  or  state regulations or any provision of


                                       41



I:\dsfndlgl\usfi\port\amend6.txt
              the   Declaration   of   Trust   of   the   Fund.  No interpretive

              or  additional  provisions  made  as  provided  in  the  preceding sentence shall be deemed to be an amendment of this Contract.

     17.      Massachusetts Law to Apply.   This  Contract  shall  be  construed

              and  the  provisions   thereof interpreted under and in accordance

              with laws of The Commonwealth of Massachusetts.

     18.      Prior Contracts.  This  Contract supersedes and terminates,  as of the  date  hereof,  all  prior  contracts between the Fund and the

              Custodian relating to the custody of the Fund's assets.

     19.      Shareholder   Communications  Election.  Securities  and  Exchange

              Commission    Rule    14b - 2    requires    banks    which   hold

              securities  for the account of customers to respond to requests by issuers of  securities  for the names,  addresses  and holdings of beneficial  owners of  securities  of that issuer held by the bank unless the beneficial  owner has expressly  objected to disclosure of this  information.  In  order to  comply  with  the  rule,  the

              Custodian  need~ the Fund to indicate  whether it  authorizes  the

              Custodian to provide the Fund's name, address,  and share position to requesting  companies  whose  securities  the Fund owns. If the

              Fund tells the Custodian "no", the Custodian will not provide this information  to  requesting  companies.  If  the  Fund  tells  the

              Custodian "yes" or does not check either "yes" or


                                       42




I:\dsfndlgl\usfi\port\amend6.txt

              "no" below,  the

              Custodian is required by the rule to treat the Fund as  consenting to disclosure of this  information for all securities owned by the

              Fund or any funds or  accounts  established  by the Fund.  For the

              Fund's protection,  the Rule prohibits the requesting company from using the  Fund's  name and  address  for any  purpose  other than corporate  communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is  authorized  to release the Fund's name,  address,

             and share positions.

      NO [X] The  Custodian  is not  authorized  to  release  the  Fund's  name,

             address, and share positions.

     20.     Limitation of Liability

              The  references  herein  to the  Trustees  of the  Fund are to the

              Trustees  of  the  Fund  as  trustees  and  not   individually  or

              personally.  The  obligations of the Fund entered into in the name of or on  behalf of the Fund by any of the  Trustees  are not made individually but in their capacity as trustees and are not binding on any of the trustees  personally.  All persons  dealing with the

              Fund  must  look  solely  to  the  assets  of  the  Fund  for  the enforcement of any claims against the Fund.


                                     43



I:\dsfndlgl\usfi\port\amend6.txt

         IN WITNESS WHEREOF, each of the parties has caused  this  instrument to

be executed in its name and behalf by  its  duly authorized representative   and

its seal to be hereunder affixed as of the 16th day of July, 1993.

ATTEST                                   THE U.S. FIXED INCOME PORTFOLIO


/s/ Laura R. Young                        By /s/ Cheri J. Baumann
Laura R. Young                            Cheri J. Baumann, Assistant Treasurer


ATTEST                                    STATE STREET BANK AND TRUST COMPANY



/s/ Elizabeth Solomon                     By /s/ Ronald E. Logue
                                          Executive Vice President








                                       44



I:\dsfndlgl\usfi\port\amend6.txt

                     AMENDMENT TO CUSTODIAN CONTRACT

      Agreement made by and between State Street Bank and Trust Company (the "Custodian") and The U.S. Fixed Income Portfolio (the "Fund").

      WHEREAS, the Custodian and the Fund are parties to a custodian contract dated July 16, 1993 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

      WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

      NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and Provisions:

      1. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub- custodian be held separately from any assets of the foreign sub-custodian or of others.

      2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 28th day of February, 1996.


                         THE U.S. FIXED INCOME PORTFOLIO


                             By: /s/ Thomas M. Lenz
                             Title:  Secretary

                             STATE STREET BANK AND TRUST COMPANY


                             By: /s/ Kathryn Donelin
                             Title: Vice President

I:\dsfndlgl\usfi\port\amend6.txt

                      AMENDMENT TO CUSTODIAN CONTRACT

      Agreement made by and between State Street Bank and Trust Company (the "Custodian") and the funds listed on Exhibit A hereto (each, a "Fund")

      WHEREAS, the Custodian and the Fund are parties to a custodian contract dated and, as applicable amended, as of the date set forth on Exhibit A (each, the "Custodian Contract");

      WHEREAS, the Custodian and the Fund desire to amend the terms and conditions Custodian Contract pursuant to which the custodian provides services to the Fund;

      NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree as follows:

1. The existing Section 3.13 of the Custodian Contract shall be amended and restated in its entirety to read as follows:

      3.13  Tax Law.

      (a) United States Taxes. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed. On the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision [t]hereof. The Custodian will be responsible for informing the Fund of the income received by the Fund which is United States source income and which is not United States source income.

      (b) Claiming for Exemption or Refund under the Tax Laws of Non-United States Jurisdictions. The sole responsibility of the Custodian with regard to the tax laws of non-United States jurisdictions shall be to identify the income of the Fund which has been subject to withholding and other tax assessments or other governmental charges by such jurisdictions and the amount thereof and to use reasonable efforts to assist the Fund or its investors with respect to any claim for exemption or refund of such charges that can be made on behalf of the Fund or its investors.

2. The existing Article 8 of the Custodian Contract shall be amended and restated in its entirety to read as follows:

      8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Income. The Custodian shall keep the books of account of the Fund and shall perform the following duties as described




I:\dsfndlgl\usfi\port\amend6.txt
            in Part A of its Registration Statement under the 1940 Act and in accordance with written procedures as may be agreed upon by the Fund and the Custodian from time to time:

                  (a) record general ledger entries; (b) calculate daily net income; (c) reconcile activity to the trial balance; (d) calculate book capital account balances;
                  (e) calculate and provide to the Fund the daily net asset value of the Fund and the SEC yield of the Fund and the allocation of its various components to investors of the Fund;
                  (f) prepare capital allocation reports in accordance with Regulation 1.704-3(e)(3) (special aggregation rule for securities partnerships) under the U.S. Internal Revenue Code, based upon tax adjustments supplied by the Fund; and
                  (g)   prepare account balances.

            The Custodian shall advise the Fund daily of the total amounts of such net income, including the categorization of such net income by source. The calculation of the Fund's net income and its components shall include, but may not be limited to, accounting for purchases and sales of portfolio securities, calculation of realized and unrealized gains and losses, accruals of income on portfolio investments, Portfolio level expense accruals and calculations of market value of portfolio securities. All accounting functions to be performed by the Custodian hereunder shall be performed outside the United States.

3. Except as specifically superseded or modified herein, the terms and provisions of the Custodian contract shall continue to apply with full force and effect.

      IN WITNESS WHEREOF, each of the parties has caused this amendment to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of this first day of July, 1996.

                                            STATE STREET BANK AND TRUST COMPANY


                                            By: /s/ Ronald E. Logue

                                            EACH OF THE PORTFOLIOS OF THE
                                            FUNDS LISTED ON EXHIBIT A


                                            By: /s/ Matthew Healey

W:\Morin\offshore.96\jpm-am2.mto



I:\dsfndlgl\usfi\port\amend6.txt

                                 Exhibit A

                               Master Funds
                          advised by J.P. Morgan

The Money Market Portfolio
The Short Term Bond Portfolio
The U.S. Fixed Income Portfolio
The Selected U.S. Equity Portfolio
The U.S. Small Company Portfolio
The Non-U.S. Equity Portfolio
The Diversified Portfolio
The Non-U.S. Fixed Income Portfolio
The Emerging Markets Equity Portfolio
The Asia Growth Portfolio, a series of The Series Portfolio
The Japan Equity Portfolio, a series of The Series Portfolio
The European Equity Portfolio, a series of The Series Portfolio




I:\dsfndlgl\usfi\port\amend6.txt

          INTERPRETATIVE PROVISIONS REGARDING CUSTODIAN CONTRACT

      Agreement made by and between State Street Bank and Trust Company (the "Custodian") and the funds listed on Exhibit A hereto (each, a "Fund" and collectively, the "Funds")[.]

      The Custodian and the Funds are parties to custodian contracts dated and, as applicable amended, as of the dates set forth on Exhibit A (each, the "Custodian Contract"). As contemplated by Article 16 of the Custodian Contract, the Custodian and each Fund desire to agree upon provisions interpretative of the provisions of the Custodian Contract. ACCORDINGLY, the Custodian and the Fund agree to the following provisions interpretative of the provisions of the Custodian Contract:

1. Section 2.9 of the Custodian Contract provides that the Custodian may appoint an affiliate of the Custodian located outside the United States to perform such of its duties hereunder as are required to be performed outside the United States. The Custodian and the Fund acknowledge that the Custodian has appointed its indirect wholly owned subsidiary State Street Cayman Trust Company, Limited to perform certain of its duties under Article 8 of the Custodian Contract and that State Street Cayman Trust Company, Limited may further appoint one or more other affiliates of the Custodian located outside the United States to perform certain of such duties.

2. The Custodian and the Fund shall adopt written procedures as shall be agreed upon from time to time regarding the books of account, allocations for book and tax purposes and calculation of net income in accordance with Article 8 of the Custodian Contract.

      This Agreement shall not supersede or amend the terms of the Custodian Contract which shall continue to apply with full force and effect.

      Each of the parties has caused this agreement to be executed in its name and behalf by its duly authorized representative as of this first day of July, 1996.

                           STATE STREET BANK AND TRUST
                                            COMPANY

                           By: /s/ Ronald E. Logue

                           EACH OF THE FUNDS LISTED ON
                           EXHIBIT A

                           By: /s/ Matthew Healey




I:\dsfndlgl\usfi\port\amend6.txt

                                 Exhibit A

                               Master Funds
                          advised by J.P. Morgan

The Money Market Portfolio
The Short Term Bond Portfolio
The U.S. Fixed Income Portfolio
The Selected U.S. Equity Portfolio
The U.S. Small Company Portfolio
The Non-U.S. Equity Portfolio
The Diversified Portfolio
The Non-U.S. Fixed Income Portfolio
The Emerging Markets Equity Portfolio
The Asia Growth Portfolio, a series of The Series Portfolio
The Japan Equity Portfolio, a series of The Series Portfolio
The European Equity Portfolio, a series of The Series Portfolio




I:\dsfndlgl\usfi\port\amend6.txt

                                   Schedule A
                                 17f-5 Approval

      The Board of Trustees of The U.S. Fixed Income Portfolio has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:

Fund
Officer
Initials      Country     Subcustodian               Central Depository

/s/ LJM       State Street's entire Global Custody Network listed below


________      Argentina   Citibank, N.A.             Caja de Valores S.A.

________      Australia   Westpac Banking            Austraclear Limited;
                          Corporation
                                                     Reserve Bank Information
                                                     and Transfer System (RITS)

________      Austria     GiroCredit Bank            Oesterreichische
                          Aktiengesellschaft         Kontrollbank AG
                          der Sparkassen             (Wertpapiersammelbank
                                    Division)

________      Bangladesh  Standard Chartered Bank    None

________      Belgium     Generale Bank              Caisse Interprofessionnelle
                                                     de Depots et de Virements
                                                     de Titres S.A. (CIK);

                                                     Banque Nationale de
                                    Belgique

________      Botswana    Barclays Bank of Botswana  None
                          Limited

________      Brazil      Citibank, N. A.            Bolsa de Valores de Sao
                                                     Paulo (Bovespa);

                                                     Banco Central do Brasil,
                                                     Systema Especial de
                                                     Liquidacao e Custodia
                                     (SELIC)

________      Canada      Canada Trustco Mortgage    The Canadian Depository
                          Company                    for Securities Limited
                                      (CDS)

________      Chile       Citibank, N.A.             None

[logo] State Street [registered trademark]

I:\dsfndlgl\usfi\port\amend6.txt

Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      People's    The Hongkong and           Shanghai Securities Central
              Republic    Shanghai Banking           Clearing and Registration
              of China    Corporation Limited,       Corporation (SSCCRC);
                          Shanghai and
                          Shenzhen branches          Shenzhen Securities Central
                                                     Clearing Co., Ltd. (SSCC)

________      Colombia    Cititrust Colombia S.A.    None
                          Sociedad
                          Fiduciaria

________      Cyprus      Barclays Bank PLC          None
                          Cyprus Offshore Banking
                          Unit

________      Czech       Ceskoslovenska Obchodni    Stredisko cennych
              Republic    Banka A.S.                 papiru(SCP);

                                                     Czech National Bank (CNB)

________      Denmark     Den Danske Bank            Vaerdipapircentralen - The
                                                     Danish Securities Center
                                      (VP)

________      Ecuador     Citibank, N.A.             None

________      Egypt       National Bank of Egypt     None

________      Finland     Merita Bank Limited        The Central Share Register
                                   of Finland

________      France      Banque Paribas             Societe
                                                     Interprofessionnelle
                                                     pour la Compensation des
                                                     Valeurs Mobilieres
                                   (SICOVAM);

                                                     Banque de France,
                                 Saturne System

________      Germany     Dresdner Bank AG           The Deutscher Kassenverein
                                                     AG

________      Ghana       Barclays Bank of Ghana     None
                          Limited

________      Greece      National Bank of Greece    The Central Securities
                          S.A.                       Depository (Apothetirion
                                  Titlon A.E.)
[logo] State Street [registered trademark]

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




Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      Hong Kong   Standard Chartered Bank    The Central Clearing and
                                                     Settlement System (CCASS)

________      Hungary     Citibank Budapest Rt.      The Central Depository and
                                                     Clearing House (Budapest)
                                                     Ltd. (KELER Ltd.)

________      India       Deutsche Bank AG           None

                          The Hongkong and           None
                          Shanghai Banking
                          Corporation Limited

________      Indonesia   Standard Chartered Bank    None

________      Ireland     Bank of Ireland            None;

                                                     The Central Bank of
                                                     Ireland, The Gilt
                                                     Settlement Office (GSO)

________      Israel      Bank Hapoalim B.M.         The Clearing House of the
                                                     Tel Aviv Stock Exchange

________      Italy       Morgan Guaranty Trust      Monte Titoli S.p.A.;
                          Company
                          (Present Subcustodian)     Banca d'Italia

________                  Banque Paribas             Monte Titoli S.p.A.;
                          (Future Subcustodian)
                                 Banca d'Italia

________      Ivory       Societe Generale de        None
              Coast       Banques en Cote d'Ivoire

________      Japan       The Daiwa Bank, Limited    Japan Securities Depository
                                                     Center (JASDEC);

                                                     Bank of Japan Net System

________                  The Fuji Bank, Limited     Japan Securities Depository
                                                     Center (JASDEC);

                                                     Bank of Japan Net System
________                  The Sumitomo Trust &       Japan Securities Depository
                          Banking Co., Ltd.          Center (JASDEC);

                                                     Bank of Japan Net System

[logo] State Street [registered trademark]

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



Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      Jordan      The British Bank of the    None
                          Middle East

________      Kenya       Barclays Bank of Kenya     None
                          Limited

________      Republic    SEOULBANK                  Korea Securities Depository
                          of Korea                   (KSD)

________      Malaysia    Standard Chartered Bank    Malaysian Central
                          Malaysia Berhad            Depository Sdn.
                                   Bhd. (MCD)

________      Mauritius   The Hongkong and           None
                          Shanghai Banking
                          Corporation Limited

________      Mexico      Citibank Mexico, S.A.      S.D. INDEVAL, S.A. de C.V.
                                                     (Instituto para el Deposito
                                                     de Valores);

                                                     Banco de Mexico

________      Morocco     Banque Commerciale du      None
                          Maroc

________      Netherlands MeesPierson N.V.           Nederlands Centraal
                                 Instituut voor
                                                     Giraal Effectenverkeer B.V.
                                   (NECIGEF;)

________      New Zealand ANZ Banking Group          New Zealand Central
                          (New Zealand) Limited      Securities Depository
                                                     Limited (NZCSD)

________      Norway      Christiania Bank og        Verdipapirsentralen - The
                          Kreditkasse                Norwegian Registry of
                                                     Securities (VPS)

________      Pakistan    Deutsche Bank AG           None

________      Peru        Citibank, N.A.             Caja de Valores (CAVAL)

________      Philippines Standard Chartered Bank    None

________      Poland      Citibank Poland S.A.       The National Depository of
                                                     Securities (Krajowy Depozyt
                                                     Papierow Wartosciowych);

                                                     National Bank of Poland
[logo] State Street [registered trademark]

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




Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      Portugal    Banco Comercial            Central de Valores
                          Portugues                  Mobiliarios (Central)

________      Russia      Credit Suisse, Zurich      None
                          via Credit Suisse
                          (Moscow) Limited

________      Singapore   The Development Bank       The Central Depository
                          of Singapore Ltd.          (Pte) Limited (CDP)

________      Slovak      Ceskoslovenska Obchodna    Stredisko Cennych Papierov
              Republic    Banka A.S.                 (SCP);

                                                     National Bank of Slovakia

________      South       Standard Bank of South     The Central Depository
              Africa      Africa Limited             Limited

________      Spain       Banco Santander, S. A.     Servicio de Compensacion y
                                                     Liquidacion de Valores,
                                  S.A. (SCLV);

                                                     Banco de Espana,
                                                     Anotaciones en Cuenta

________      Sri Lanka   The Hongkong and           Central Depository System
                          Shanghai Banking           (Pvt) Limited
                          Corporation Limited

________      Swaziland   Barclays Bank of           None
                          Swaziland Limited

________      Sweden      Skandinaviska Enskilda     Vardepapperscentralen VPC
                          Banken                     AB - The Swedish Central
                                                     Securities Depository

________      Switzerland Union Bank of              Schweizerische Effekten -
                          Switzerland                Giro AG (SEGA)

________      Taiwan -    Central Trust of China     The Taiwan Securities
              R.O.C.                                 Central Depository
                          or                         Company, Ltd. (TSCD)
                          -----------------------
                          (Client Designated
                          Subcustodian)

________      Thailand    Standard Chartered Bank    Thailand Securities
                                                     Depository Company Limited
                                      (TSD)
[logo] State Street [registered trademark]

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




Fund
Officer
Initials      Country     Subcustodian               Central Depository


________      Turkey      Citibank, N.A.             Takas ve Saklama Bankasi
                                                     A.S.(TAKASBANK);

                                                     Central Bank of Turkey

________      United      State Street Bank          None;
              Kingdom     and Trust Company
                                                     The Bank of England,
                                                     The Central Gilts Office
                                      CGO);
                                                     The Central Moneymarkets
                                  Office (CMO)

________      Uruguay     Citibank, N.A.             None

________      Venezuela   Citibank, N.A.             None

________      Zambia      Barclays Bank of Zambia    Lusaka Central Depository
                          Limited                    (LCD)

________      Zimbabwe    Barclays Bank of           None
                          Zimbabwe Limited

________      Euroclear (The Euroclear System)/State Street London Limited[)]

________      Cedel (Cedel Bank, societe anonyme)/State Street London Limited[)]










Certified by:


/s/ Lenore J. McCabe                        NOV - 4 1996
Fund's Authorized Officer                   Date
Lenore J. McCabe
Assistant Secretary
Assistant Treasurer

[logo] State Street [registered trademark]


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